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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32139) of CCC Information Services Group Inc. of our report dated June 27, 2001 relating to the financial statements of CCC Information Services Inc. 401(k) Retirement Savings & Investment Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 28, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS